UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2010
F.N.B. Corporation

(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Blvd., Hermitage, PA	16148

(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01 Other Events.
FNB today announced that it had registered up to $350 million of subordinated notes for an ongoing public offering, the proceeds of which historically have been and will be used to fund the lending and purchasing activities of FNB’s consumer finance affiliate, Regency Finance Company, and for FNB’s general corporate purposes. Similar notes have been publicly offered since 1994, and at June 30, 2010, there were a total of $191,578,231 aggregate principal amount of subordinated notes outstanding.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation
Date: October 21, 2010	By:	/s/ Vincent J. Calabrese
Its: Chief Financial Officer